Monaker Group, Inc. S-8

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Monaker Group, Inc., of our report dated June 13, 2018, relating to the consolidated financial statements of Monaker Group, Inc. and subsidiaries as of February 28, 2018 and 2017, and each of the years then ended that appear in the Annual Report on Form 10-K of Monaker Group, Inc. for the year ended February 28, 2018.

/s/ LBB & Associates Ltd. LLP

LBB & Associates Ltd. LLP

Houston, Texas

January 25, 2019